EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8, pertaining to the Fort James Corporation 1996 Stock Incentive Plan (formerly known as the James River Corporation of Virginia 1996 Stock Incentive
Plan) (the "Registration Statement"), of our report dated January 23, 1997, except as to the information presented in Note 17, for which the date is February 21, 1997, on our audits of the consolidated financial statements of James River Corporation of Virginia and Subsidiaries ("James River") as of December 29, 1996 and December 31, 1995, and for each of the three fiscal years in the period ended December 29, 1996, which report is included in the Annual Report on Form 10-K of James River for the year ended December 29, 1996.

We also consent to the incorporation by reference in the Registration Statement of our report dated August 13, 1997, on our audits of the supplemental consolidated financial statements of Fort James Corporation and Subsidiaries ("Fort James") as of December 29, 1996 and December 31, 1995, and for each of the three fiscal years in the period ended December 29, 1996, which report is included in the Current Report on Form 8-K filed on August 27, 1997. The supplemental consolidated financial statements give retroactive effect to the merger of James River and Fort Howard Corporation on August 13, 1997, which has been accounted for as a pooling of interests as described in the Notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination  accounted  for by the  pooling  of  interests  method in  financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Fort James after financial statements covering the date of consummation of the business combination are issued.





                          /s/ Coopers & Lybrand L.L.P.


Richmond, Virginia
September 3, 1997